Exhibit 99.1

BioTime, Inc.	1301 Harbor Bay Parkway
Alameda, CA 94502
Tel: 510-521-3390
Fax: 510-521-3389
www.biotimeinc.com
www.embryome.com

BIOTIME, INC. ANNOUNCES APPROVAL FOR NYSE AMEX LISTING

Trading will begin on Friday, October 30, 2009

ALAMEDA, CA, October 22, 2009 – BioTime, Inc. (OTCBB: BTIM), a biotechnology company that develops and markets products in the field of stem cells and regenerative medicine, today announced that its common stock and warrants have been approved for listing on the NYSE Amex.  Trading is expected to commence on the NYSE Amex on Friday, October 30, 2009 under the same ticker symbols ‘BTIM’ (NYSE Amex: BTIM) for the common stock and “BTIMW” for the warrants.  Prior to that date, BioTime's shares and warrants will continue to trade on the Over-The-Counter (OTC) Bulletin Board.

“We are pleased to be moving our stock listing from the OTC Bulletin Board to the NYSE Amex,” said Michael D. West, Ph.D., President and Chief Executive Officer of BioTime, Inc.  “This listing marks an important strategic advancement for the Company in regard to raising our profile in the stem cell sector and improving our stock’s liquidity. It will also improve our visibility as we continue to make progress on our corporate objectives.”

“We welcome BioTime, Inc. to the NYSE Euronext family of listed companies and to NYSE Amex,” said Scott Culter, NYSE Euronext Executive Vice President and Head of Listings, Americas. “BioTime and the company’s shareholders will benefit from superior market quality and technology, a broad array of issuer and investor services, and global brand association. We look forward to building a strong and lasting partnership with the BioTime team and their shareholders.”

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders.  BioTime develops and markets research products in the field of stem cells and regenerative medicine through its wholly owned subsidiary Embryome Sciences, Inc.  BioTime’s subsidiary OncoCyte Corporation focuses on the therapeutic applications of stem cell technology in cancer. BioTime also plans to develop therapeutic products in China for the treatment of ophthalmologic, skin, musculo-skeletal system and hematologic diseases, including the targeting of genetically modified stem cells to tumors as a novel means of treating currently incurable forms of cancer through its subsidiary BioTime Asia. In addition to its stem cell products, BioTime markets blood plasma volume expanders and related technology for use in surgery, emergency trauma treatment, and other applications.  BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements.  Additional information about BioTime can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for the company and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company's business, particularly those mentioned in the cautionary statements found in the company's Securities and Exchange Commission filings. The company disclaims any intent or obligation to update these forward-looking statements.

Contact:
BioTime, Inc.

Judith Segall
jsegall@biotimemail.com
510-521-3390, ext 301

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